UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): April 7, 2020

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A		N/A

Item 8.01	Other Events

Aixin Life International, Inc. (“we,” “us” or the “Company”) is pleased to announce that it delivered 25,000 surgical style protective masks as a contribution to help in New York City’s efforts to treat those admitted to hospitals suffering from COVID-19. The masks were received in April and promptly delivered to Northwell Health System which operates hospitals within New York City and in the surrounding counties.

Quanzhong Lin, the principal shareholder of our Company, has visited New York City on many occasions and wished to express his concerns for the welfare of all New Yorkers through this donation. Mr. Lin looks forward to returning to New York to visit his friends in the area when travel between China and the United States resumes on a normal basis. Until then, he continues to pray for everyone impacted by this horrible disease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: April 7, 2020.	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer